UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 3, 2013

SUPERVALU INC.

 (Exact name of registrant as specified in its charter)

Delaware	1–5418	41–0617000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7075 Flying Cloud Drive Eden Prairie, Minnesota	55344
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (952) 828-4000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Sam Duncan as President and Chief Executive Officer; Appointment of Wayne Sales as Executive Chairman.

(c)

On February 4, 2012, SUPERVALU INC. (“SUPERVALU”) announced that Sam K. Duncan has been appointed as President and Chief Executive Officer of SUPERVALU, effective February 4, 2012, and that the current President and Chief Executive Officer,  Wayne C. Sales will cease to serve in those positions and will continue his employment as Executive Chairman of SUPERVALU.  A copy of the related press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

Mr. Duncan, 61, most recently served from 2005 to 2011 as Chairman, CEO & President of OfficeMax, the third largest office supplies retailer in North America with over $7 billion in revenues and more than 1,000 stores in the United States, Mexico, Puerto Rico and the US Virgin Islands. In addition to retail, Mr. Duncan also oversaw the company’s business-to-business sales and service divisions in Canada, Australia and New Zealand.  Prior to joining OfficeMax, Mr. Duncan served from 2002  to 2005 as President and CEO of ShopKo Stores, a $3 billion Midwest retailer. In both these leadership roles, Duncan successfully led publicly traded companies through growth and financial improvement efforts, resulting in stronger organizations and improved shareholder value.  Mr. Duncan has an extensive background in the grocery industry. He began his career at Albertsons as a courtesy clerk at the age of 15. During the next 19 years, he held various positions of increasing responsibility with Albertsons before moving to Fred Meyer, a division of Kroger, in 1992 as Vice President of Grocery. He was eventually appointed President of the Fred Meyer division. Duncan also served from 1998 to 2001 as President of Ralph’s Supermarket, one of the largest food retailers in Southern California.

Mr. Sales, 63, has served as President and Chief Executive Officer of SUPERVALU since July 29, 2012.  Mr. Sales has also served as a Director of SUPERVALU since 2006 and Chairman of the Board of Directors of SUPERVALU since 2010 (serving as Non-Executive Chairman of the Board from 2010 to 2012). He is the retired Vice-Chairman of Canadian Tire Corporation Limited, a retail, financial services and petroleum company, which he led as President and Chief Executive Officer from 2000 to 2006. Mr. Sales is also a Director and Chair of the Compensation Committee of Tim Hortons Inc., which is the fourth-largest publicly traded quick service restaurant chain in North America based on market capitalization. Additionally, until recently he served as a Director and Chair of the Compensation Committee of Georgia Gulf Corp., a leading, integrated North American manufacturer of chemicals and vinyl-based building and home improvement products, and as a Director and Chair of the Nominating/Governance Committee of Discovery Air Inc., a specialty aviation company.

(e)

Amendment to the Duncan Letter Agreement

As previously disclosed on a Form 8-K filed by SUPERVALU with the Securities and Exchange Commission on January 14, 2013, SUPERVALU entered into a letter agreement with Mr. Duncan that provides for the terms of his future employment as President and Chief Executive Officer of SUPERVALU on January 10, 2013 (the “Duncan Letter Agreement”).  In connection with appointing Mr. Duncan as President and Chief Executive Officer of SUPERVALU, SUPERVALU and Mr. Duncan entered into a letter amending the Duncan Letter Agreement with SUPERVALU on February 3, 2013 (the “Duncan Amendment Letter”), clarifying that his Commencement Date (for purposes of the Duncan Letter Agreement) will be February 4, 2013, rather than upon the closing of the transactions contemplated by the Tender Offer Agreement by and between Symphony Investors, LLC, SUPERVALU and Cerberus Capital Management, L.P., dated as of January 10, 2013 (the “TOA”).  The amendment to the Letter Agreement also clarifies that Mr. Duncan’s duties as President and Chief Executive Officer of SUPERVALU will not include supervising and being responsible for the consummation of the transactions described in (x) the Stock Purchase Agreement by and among AB Acquisition LLC, SUPERVALU and New Albertson’s, Inc., dated as of January 10, 2013 (the “SPA”), and (y) the TOA.  The compensation arrangements for Mr. Duncan set forth in the Duncan Letter Agreement will remain the same (other than the timing of the initial equity grant of stock options to acquire 1,500,000 shares of SUPERVALU common stock (the “Initial Option Grant”), which will occur as soon as practicable following the new Commencement Date). As provided in the Duncan Letter Agreement, the Initial Option Grant will vest in three equal installments on each of the first three anniversaries of the date of grant, subject to Mr. Duncan’s continued employment through the applicable vesting date, with accelerated vesting if the per share price of SUPERVALU common stock exceeds two times the per share exercise price of the Initial Option Grant for 20 consecutive trading days (and Mr. Duncan remains employed through the date of such vesting).

Amendment to the Sales Letter Agreement

In connection with ceasing to be President and Chief Executive of SUPERVALU and continuing as Executive Chairman of SUPERVALU, Mr. Sales entered into a letter agreement with SUPERVALU, dated as of February 3, 2013 (the “Sales Amendment Letter”), amending the letter agreement that he entered into with SUPERVALU on August 2, 2012 (the “Sales Letter Agreement”).  The Sales Amendment Letter provides that all references to “President and Chief Executive Officer” in the Sales Letter Agreement be replaced with “Executive Chairman” and provides that Mr. Sales will continue to supervise and be responsible for the consummation of the transactions described in the SPA and the TOA.

Mr. Sales also agreed to waive his rights under the Sales Letter Agreement to receive a lump sum payment equal to target bonus for fiscal years 2014 and 2015 (which would be equal to $2 million in the aggregate) upon a termination of employment by SUPERVALU without “cause” (as defined in the Sales Letter Agreement) and to reduce the lump sum payment that he would receive in lieu of the stock unit and performance share grants scheduled to be made to Mr. Sales on July 29, 2013 if he is terminated without cause prior to such date from $2.2 million to $1.5 million.  In the aggregate, Mr. Sales is agreeing to waive $2.7 million in lump sum payments that he is otherwise entitled to receive in connection with the termination of his employment without cause.  The change in titles on February 4, 2013 will not be deemed to be a termination of employment and will not trigger any severance obligations under the Sales Letter Agreement; however, the removal of Mr. Sales as Executive Chairman in connection with the completion of the transactions contemplated by the TOA will trigger such severance obligations. In addition, the Sales Amendment Letter provides that SUPERVALU may further reduce the payments thereunder if such reduction would avoid excise taxes under Sections 280G and 4999 of the Internal Revenue Code of 1986, as amended, and result in a better after-tax outcome for Mr. Sales.

A copy of the Duncan Amendment Letter and the Sales Amendment Letter are filed herewith as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.  The foregoing description of each of the Duncan Amendment Letter and the Sales Amendment Letter is each qualified in its entirety by reference to the full text of the applicable letter.

Item 9.01    Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Description
10.1 10.2 99.1

Letter Agreement Amendment, dated as of February 3, 2013, between SUPERVALU INC. and Sam K. Duncan

Letter Agreement Amendment, dated as of February 3, 2013, between SUPERVALU INC. and Wayne C. Sales

Press Release issued by SUPERVALU INC., dated February 4, 2013

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 4, 2013

SUPERVALU INC.

By:	/s/ Todd N. Sheldon

Name:	Todd N. Sheldon
Title:	Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description
10.1 10.2 99.1

Letter Agreement Amendment, dated, February 3, 2013 between SUPERVALU INC. and Sam K. Duncan

Letter Agreement Amendment, dated, February 3, 2013 between SUPERVALU INC. and Wayne C. Sales

Press Release issued by SUPERVALU INC., dated February 4, 2013